Exhibit 99

Acadia Healthcare Reports First Quarter Adjusted EPS of $0.11 and EPS of $0.10 on Revenues of $91.3 Million

Affirms Earnings Guidance for 2012 in Range of $0.65 to $0.67 per Diluted Share

Names Brent Turner President and Hires Steve Davidson as Chief Development Officer

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 27, 2012--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2012. Revenue for the first quarter was $91.3 million compared with $16.8 million for the first quarter of 2011. Adjusted net income from continuing operations was $3.5 million, or $0.11 per diluted share, for the first quarter of 2012, which excludes transaction related fees, compared with $1.3 million, or $0.07 per diluted share, for the first quarter last year, which excludes transaction related fees and sponsor management fees. Including these costs, income from continuing operations was $3.4 million, or $0.10 per diluted share, for the latest quarter compared with a loss from continuing operations for the first quarter of 2011 of $0.3 million, or $0.01 per diluted share. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

“The strong profitable growth Acadia produced for the first quarter of 2012 represents a solid step toward achieving our financial guidance for the full year,” remarked Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “With the acquisition of three facilities with 166 acute inpatient psychiatric beds during the first quarter, we completed the quarter operating 33 facilities with over 2,100 beds in 19 states, up from six facilities and approximately 400 beds in five states at the end the first quarter of 2011.

“While we will continue to evaluate select acquisition opportunities in a highly fragmented market, we are focused on producing organic revenue growth and margin expansion within our existing facilities through the addition of beds, the broadening of services, enhanced marketing programs and efficiency improvement initiatives. The margin opportunity in executing these initiatives well is reflected in a 24.6% same-facility EBITDA margin for the first quarter of 2012 for our six legacy facilities compared with the 20.7% EBITDA margin for all facilities. With improving operating leverage, we also expect to expand our consolidated EBITDA margin, which increased to 16.7% of revenue for the latest quarter from 15.4% for the first quarter last year.

“Our profitable growth supports our ability to fund our organic growth initiatives and acquisition strategy, as well as our relatively low annual maintenance capital expenditures of approximately 2% of revenues. In addition to our substantial cash flow from operations, we also have availability of approximately $68 million under our revolving line of credit at the end of the first quarter.

“We are pleased to announce that Brent Turner, formerly Co-President of the Company, has been named President of Acadia and that Steve Davidson has joined Acadia as Chief Development Officer. Both of these men are experienced, highly capable leaders, who were instrumental in the successful development of Psychiatric Solutions, Inc., among other business achievements. I am confident of their ability to excel in their new positions, and we congratulate them on their appointments.”

Acadia today confirmed its guidance for 2012 earnings per diluted share in a range of $0.65 to $0.67. The Company’s guidance does not include the impact of any future acquisitions.

Acadia will hold a conference call to discuss its first quarter financial results at 9:00 a.m. Eastern Time on Friday, April 27, 2012. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website or at www.earnings.com. The webcast of the conference call will be available through May 11, 2012.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral health care services. Acadia operates a network of 33 behavioral health facilities with over 2,100 licensed beds in 19 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,

	2012	2011
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$93,021	$17,584
Provision for doubtful accounts	(1,723)	(738)
Revenue	91,298	16,846

Salaries, wages and benefits (including equity-based compensation expense of $578 and $0 for the three months ended March 31, 2012 and 2011, respectively)	56,540	10,712

Professional fees	4,216	375
Supplies	4,457	933
Rents and leases	2,320	351
Other operating expenses	9,140	1,886
Depreciation and amortization	1,615	243
Interest expense, net	7,282	223
Sponsor management fees	-	45
Transaction-related expenses	695	2,606
Total expenses	86,265	17,374
Income (loss) from continuing operations before income taxes	5,033	(528)
Provision (benefit) for income taxes	1,665	(271)
Income (loss) from continuing operations	3,368	(257)
Income from discontinued operations, net of income taxes	311	8
Net income (loss)	$3,679	$(249)

Basic earnings per share:
Income (loss) from continuing operations	$0.10	$(0.01)
Income from discontinued operations	$0.01	$-
Net income (loss)	$0.11	$(0.01)

Diluted earnings per share:
Income (loss) from continuing operations	$0.10	$(0.01)
Income from discontinued operations	$0.01	$-
Net income (loss)	$0.11	$(0.01)

Shares outstanding:
Basic	32,120	17,633
Diluted	32,333	17,633

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets

	(Unaudited)
	March 31, 2012	December 31, 2011
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$840	$61,118
Accounts receivable, net of allowance for doubtful accounts of $3,575 and $2,424, respectively	43,802	35,127
Deferred tax asset	5,683	6,239
Other current assets	11,897	10,121
Total current assets	62,222	112,605
Property and equipment, net	98,290	82,972
Goodwill	261,421	186,815
Intangible assets, net	9,381	8,232
Deferred tax asset - long-term	5,016	6,006
Other assets	16,922	16,366
Total assets	$453,252	$412,996

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8,000	$6,750
Accounts payable	8,074	8,642
Accrued salaries and benefits	16,542	16,195
Other accrued liabilities	14,110	9,081
Total current liabilities	46,726	40,668
Long-term debt	299,514	270,709
Other liabilities	6,332	5,254
Total liabilities	352,572	316,631
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 32,128,474 and 32,115,929 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	321	321
Additional paid-in capital	141,260	140,624
Accumulated deficit	(40,901)	(44,580)
Total equity	100,680	96,365
Total liabilities and equity	$453,252	$412,996

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In thousands)

Operating activities:
Net income (loss)	$3,679	$(249)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	1,615	243
Provision for bad debts	1,723	738
Amortization of debt issuance costs	587	-
Equity-based compensation expense	578	-
Deferred income tax expense	1,546	233
Other	19	-
Income from discontinued operations, net of taxes	(311)	(8)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(6,354)	(2,009)
Other current assets	(644)	(866)
Other assets	(40)	-
Accounts payable and other accrued liabilities	3,491	2,848
Accrued salaries and benefits	(1,312)	(406)
Other liabilities	874	48
Net cash provided by continuing operating activities	5,451	572
Net cash (used in) provided by discontinued operating activities	(516)	18
Net cash provided by operating activities	4,935	590

Investing activities:
Cash paid for acquisitions, net of cash acquired	(90,400)	-
Cash paid for capital expenditures	(3,911)	(784)
Other	88	-
Net cash used in investing activities	(94,223)	(784)

Financing activities:
Borrowings on long-term debt	25,000	-
Net increase in revolving credit facility	7,000	-
Principal payments on long-term debt	(2,000)	(23)
Payment of debt issuance costs	(1,048)	-
Proceeds from stock option exercises	58	-
Distributions to equity holders	-	(375)
Net cash provided by (used in) financing activities	29,010	(398)

Net decrease in cash and cash equivalents	(60,278)	(592)
Cash and cash equivalents at beginning of the period	61,118	8,614
Cash and cash equivalents at end of the period	$840	$8,022

Effect of acquisitions:
Assets acquired, excluding cash	$93,131	$-
Liabilities assumed	(2,731)	-
Cash paid for acquisitions, net of cash acquired	$90,400	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three months ended March 31,
	2012	2011	% Change
Same Facility Results
Revenue	$19,165	$16,846	13.8%
Patient Days	29,015	25,214	15.1%
Admissions	2,145	1,864	15.1%
Average Length of Stay (a)	13.5	13.5	0.0%

Revenue per Patient Day	$661	$668	-1.1%
EBITDA margin	24.6%	24.3%	30 bps

Total Facility Results
Revenue	$91,298	$16,846	442.0%
Patient Days	152,645	25,214	505.4%
Admissions	6,718	1,864	260.4%
Average Length of Stay (a)	22.7	13.5	68.0%

Revenue per Patient Day	$598	$668	-10.5%
EBITDA margin	20.7%	24.3%	-360 bps

(a) Average length of stay is defined as patient days divided by admissions

Acadia Healthcare Company, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
	(in thousands)

Net income (loss)	$3,679	$(249)
Income from discontinued operations	(311)	(8)
Provision (benefit) from income taxes	1,665	(271)
Interest expense, net	7,282	223
Depreciation and amortization	1,615	243
EBITDA	13,930	(62)

Adjustments:
Equity-based compensation expense (a)	578	-
Transaction-related expenses (b)	695	2,606
Sponsor management fees (c)	-	45
Adjusted EBITDA	$15,203	$2,589

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income (Loss) from
Continuing Operations
(Unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
	(in thousands, except per share amounts)

Income (loss) from continuing operations	$3,368	$(257)
Provision (benefit) from income taxes	1,665	(271)
Income (loss) from continuing operations before income taxes	5,033	(528)

Adjustments to income (loss) from continuing operations:
Transaction-related expenses (b)	695	2,606
Sponsor management fees (c)	-	45
Tax effect of adjustments to net loss from continuing operations (d)	(2,234)	(849)
Adjusted income from continuing operations	$3,494	$1,274

Weighted-average shares outstanding - diluted	32,333	17,633

Adjusted income from continuing operations per diluted share	$0.11	$0.07

See footnotes on page 9.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income (loss) adjusted for income from discontinued operations, net interest expense, income tax provision (benefit) and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and sponsor management fees.

EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related to the acquisitions of Youth and Family Centered Services, Inc. (“YFCS”) in April 2011, PHC, Inc. (“PHC”) in November 2011 and three facilities from Haven Behavioral Healthcare Holdings, LLC (the "Haven Facilities") in March 2012.

(c) Represents the management fees paid by Acadia to its equity sponsor prior to the termination of the professional services agreement between Acadia and its equity sponsor on November 1, 2011.

(d) Represents the aggregate tax effect of the adjustments to the income (loss) from continuing operations described above based on expected combined federal and state tax rates.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President